UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

VIACOM INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on June 5, 2008.

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

The Notice of 2008 Annual Meeting of Stockholders and Proxy Statement, 2007 Annual Report on Form 10-K and Stockholder Letter are available at http://proxymaterials.viacom.com.

If you want to receive a paper or e-mail copy of the documents listed above, you must request one. There is no charge to you for requesting a copy, and you will also have the option to request that future Viacom stockholder communications be sent to you in paper or by e-mail. Please make your request as instructed below on or before May 22, 2008 to ensure timely delivery.

To request material by paper or e-mail:        Internet: www.proxyvote.com        Telephone: 1-800-579-1639        **Email: sendmaterial@proxyvote.com

**If requesting material by e-mail please send a blank e-mail with the 12-digit Control# (located on the following page) in the subject line.

Requests, instructions and other inquiries will NOT be forwarded to your investment advisor.

VIACOM INC.
VIACOM INC. 1515 BROADWAY NEW YORK, NY 10036	Vote In Person

If you plan to attend the Annual Meeting and are a registered holder of Class A common stock, please mark the appropriate box on the proxy card, or so indicate when you vote by telephone or the Internet, and an admission ticket will be sent to you. If you hold shares of Class A common stock beneficially in a brokerage account or otherwise, you will need to obtain an admission ticket in advance by sending a written request along with proof of ownership (such as your brokerage firm account statement or advice/statement of holdings from our transfer agent) to Director, Shareholder Relations, Viacom Inc., 1515 Broadway, 52nd Floor, New York, New York 10036-5794. Please bring photo identification with you for admittance to the meeting.

Vote By Internet

To vote now by Internet, go to WWW.PROXYVOTE.COM and enter the 12-digit control number (located on the following page). Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on June 4, 2008. Have this notice in hand when you access the web site and follow the instructions.

Meeting Location

Viacom’s 2008 Annual Meeting of Stockholders will be held on June 5, 2008 at 10:30 a.m. Eastern Daylight Time

at:       Hudson Theatre

Millenium Broadway Hotel

145 West 44th Street

(between Broadway and 6th Avenue)

New York, New York 10036

Stockholders of Class A Common Stock as of our record date of April 7, 2008 will be asked to vote on the matters identified in this Notice.

Voting items

Viacom’s Board of Directors recommends a vote FOR matters 1 and 2.

1.	The election of 11 Directors:

Nominees:

01)	George S. Abrams	07)	Charles E. Phillips, Jr.
02)	Philippe P. Dauman	08)	Shari Redstone
03)	Thomas E. Dooley	09)	Sumner M. Redstone
04)	Alan C. Greenberg	10)	Frederic V. Salerno
05)	Robert K. Kraft	11)	William Schwartz
06)	Blythe J. McGarvie

2.	Ratification of the appointment of PricewaterhouseCoopers LLP to serve as independent auditor for Viacom Inc. for 2008.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on June 5, 2008.

This communication has been sent to holders of VIACOM INC. non-voting Class B common stock for informational purposes. We encourage you to access and review all of the important information contained in the proxy materials.

The Notice of 2008 Annual Meeting of Stockholders and Proxy Statement, 2007 Annual Report on Form 10-K and Stockholder Letter are available at http://proxymaterials.viacom.com.

If you want to receive a paper or e-mail copy of the documents listed above, you must request one. There is no charge to you for requesting a copy, and you will also have the option to request that future Viacom stockholder communications be sent to you in paper or by e-mail. Please make your request as instructed below on or before May 22, 2008 to ensure timely delivery.

To request material by paper or e-mail:        Internet: www.proxyvote.com        Telephone: 1-800-579-1639        **Email: sendmaterial@proxyvote.com

**If requesting material by e-mail please send a blank e-mail with the 12 Digit Control# (located on the following page) in the subject line.

Requests, instructions and other inquiries will NOT be forwarded to your investment advisor.

VIACOM INC.

VIACOM INC. 1515 BROADWAY NEW YORK, NEW YORK 10036	This notice will enable you to access Viacom Inc. material for informational purposes only.

Meeting Location

Viacom’s 2008 Annual Meeting of Stockholders will be held

on June 5, 2008 at 10:30 a.m. Eastern Daylight Time

at:	Hudson Theatre

Millenium Broadway Hotel

145 West 44th Street

(between Broadway and 6th Avenue)

New York, New York 10036

Voting items

The following matters are being considered at the upcoming Annual Meeting of Stockholders.
Viacom’s Board of Directors recommends a vote FOR matters 1 and 2.

1.	The election of 11 directors:

Nominees:

01)	George S. Abrams	07)	Charles E. Phillips, Jr.
02)	Philippe P. Dauman	08)	Shari Redstone
03)	Thomas E. Dooley	09)	Sumner M. Redstone
04)	Alan C. Greenberg	10)	Frederic V. Salerno
05)	Robert K. Kraft	11)	William Schwartz
06)	Blythe J. McGarvie

2.	Ratification of the appointment of PricewaterhouseCoopers LLP to serve as independent auditor for Viacom Inc. for 2008.